Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Essex Corporation on Form S-3 of our report dated May 13, 2003, on the financial statements of Computer Science Innovations, Inc. as of March 31, 2003 and for the year then ended, appearing in Form 8-K/A of Essex Corporation dated June 25, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Orlando, Florida

October 29, 2004